SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 El Camino Real, Suite 1100, San Mateo, California 94402

(Address of Principal Executive Offices, Including Zip Code)

(650) 343-9300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 8, 2004, Glenborough Realty Trust Incorporated (the “Company”) priced a public offering (the “Offering”) of 3,400,000 shares of its Common Stock at $21.20 per share. Goldman, Sachs & Co. acted as underwriter of the Offering and has been granted a 30-day option to purchase up to an additional 510,000 shares of Common Stock from the Company. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.01 to this Current Report. The press release announcing the Offering is attached as Exhibit 99.01.

The Company is also filing as an exhibit to this Current Report the consent of KPMG LLP, which is attached as Exhibit 23.01.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.01	Underwriting Agreement between the Company, Glenborough Properties, L.P. and Goldman, Sachs & Co. dated March 8, 2004

23.01	Consent of KPMG LLP

99.01	Press release dated March 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2004

GLENBOROUGH REALTY TRUST INCORPORATED

By:	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President and
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT	Description

1.01	Underwriting Agreement by and between the Company and Goldman, Sachs & Co. dated March 8, 2004

23.01	Consent of KPMG LLP

99.01	Press release dated March 8, 2004.